Exhibit 4.1

MYLAN INC., as Issuer,
The Guarantors named herein, as Guarantors,
and
THE BANK OF NEW YORK MELLON, as Trustee

INDENTURE
Dated as of September 15, 2008

3.75% Cash Convertible Notes Due 2015

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	ARTICLE 11

	NOTE GUARANTEES

Section 11.01.	Guarantees.	63
Section 11.02.	Severability.	65
Section 11.03.	Limitation of Liability.	65
Section 11.04.	Contribution.	65
Section 11.05.	Subrogation.	66
Section 11.06.	Reinstatement.	66
Section 11.07.	Release of a Guarantor.	66
Section 11.08.	Benefits Acknowledged.	66

	ARTICLE 12

	MISCELLANEOUS

Section 12.01.	Conflict with Trust Indenture Act.	66
Section 12.02.	Notices.	67
Section 12.03.	Disclosure of Names and Addresses of Holders.	68
Section 12.04.	Compliance Certificates and Opinions.	68
Section 12.05.	Acts of Holders.	69
Section 12.06.	Benefits of Indenture.	70
Section 12.07.	Legal Holidays.	70
Section 12.08.	Governing Law; Waiver of Trial by Jury.	70
Section 12.09.	No Adverse Interpretation of Other Agreements.	70
Section 12.10.	No Personal Liability of Directors, Officers, Employees and Stockholders.	70
Section 12.11.	Successors and Assigns.	70
Section 12.12.	Multiple Counterparts.	71
Section 12.13.	Separability Clause.	71
Section 12.14.	Schedules and Exhibits.	71
Section 12.15.	Effect of Headings and Table of Contents.	71

EXHIBIT A EXHIBIT B EXHIBIT C EXHIBIT D	Form of Security Notation of Guarantee Form of Supplemental Indenture to be Executed by Future Guarantors Form of Certificate Regarding Restricted Securities Legend Removal	A-1 B-1 C-1 D-1

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CROSS-REFERENCE TABLE

		Indenture
TIA Section		Section(s)
Section	310(a)(1)	8.09
	(a)(2)	8.09
	(a)(3)	N.A. **
	(a)(4)	N.A.
	(a)(5)	8.09
	(b)	8.08
	(c)	N.A.
Section	311(a)	8.13
	(b)	8.05
	(c)	N.A.
Section	312(a)	2.06
	(b)	11.03
	(c)	11.03
Section	313(a)	8.14(a)
	(b)(1)	N.A.
	(b)(2)	8.14(a)
	(c)	8.14(a)
	(d)	8.14(b)
Section	314(a)	5.02
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.04
	(f)	N.A.
Section	315(a)	8.01(b)
	315(b)	8.02
	315(c)	8.01(a)
	315(d)	8.01(c)
	315(d)(2)	8.01(c)
	315(d)(3)	8.01(c)
	315(e)	7.14
Section	316(a) (last sentence)	2.10
	316(a)(1)	7.12, 7.13
	316(a)(2)	N.A.
	316(b)	7.08
	316(c)	11.05(e)
Section	317(a)	7.03, 7.04(a)
	317(b)	2.04
Section	318(a)	11.01
	318(c)	11.01

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

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     THIS INDENTURE, dated as of September 15, 2008, is among Mylan Inc., a corporation duly organized under the laws of the State of Pennsylvania (the “Company”), the Guarantors (as defined herein) and The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”).
     In consideration of the purchase of the Securities (as defined herein) by the Holders (as defined herein) thereof, the parties hereto agree as follows for the benefit of one another and for the equal and ratable benefit of the Holders of the Company’s 3.75% Cash Convertible Notes Due 2015.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01. Definitions.
     “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent” means any Registrar or Paying Agent.
     “Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such conversion, transfer or exchange.
     “Attributable Debt” means, in the context of a Sale Leaseback Transaction, the present value, discounted at the interest rate implicit in the lease involved in such Sale Leaseback Transaction, of the lessee’s obligation under the lease for rental payments during the remaining term of such lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended. For purposes of this definition, any amounts the lessee must pay, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts the lessee must pay under the lease contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges are not included in the determination of the lessee’s obligations under the lease.
     “Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy” or any other law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.
     “Board of Directors” means the board of directors of the Company or of any Guarantor, as the case may be, or any duly authorized committee of such board, or any equivalent body in a limited partnership, limited liability company or other entity serving substantially the same function as a board of directors of a corporation.
     “Board Resolution” means, with respect to any Person, a duly adopted resolution (or other similar action) of the Board of Directors of such Person.

     “Business Day” means any day other than a Saturday or a Sunday or any other day on which banking institutions in The City of New York are authorized or required by law to close.
     “Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
     “Capital Markets Debt” means any Indebtedness of the Company for borrowed money described in clause (2) of the definition thereof (other than promissory notes or similar evidence of Indebtedness under a credit agreement or loan agreement) that has an aggregate principal amount of at least $50.0 million.
     “Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any preferred stock, and any rights (other than debt securities convertible into, or exchangeable for, Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.
     “Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
     “cash conversion” with respect to any Security, means the conversion of a Holder’s rights as a Holder of a Security in accordance with Article 4 into the right to receive a cash payment from the Company pursuant to Section 4.02 in the amount determined pursuant to Section 4.12. The terms “cash convert,” “cash convertible” and “cash converted” shall have corresponding meanings.
     “Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the information or the schedule called for by footnote 1 thereof.
     “Change of Control” means the occurrence of any of the following events (whether or not approved by the Company’s Board of Directors):
     (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock representing 50% or more of the total voting power of all outstanding Voting Stock of the Company, other than an acquisition by the Company, any of the Company’s Subsidiaries or any of the Company’s employee benefit plans; provided that this clause (1) shall not apply to a merger of the Company with or into a wholly-owned Subsidiary of a company that has a class of common stock or American Depositary Receipts in respect of common stock traded on the New York Stock Exchange, NASDAQ Global Select Market, NASDAQ Global Market or American Stock Exchange if immediately following the transaction or series of transactions the holders of Common Stock immediately before such transaction are entitled to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of such company; or

     (2) the Company consolidates with, or merges with or into, another person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person other than any such transaction where immediately after such transaction the person or persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to such transaction, directly or indirectly, Voting Stock representing a majority of the total voting power of all outstanding Voting Stock of the Company, “beneficially own or owns” (as so determined), directly or indirectly, Voting Stock representing a majority of the total voting power of the outstanding Voting Stock of the surviving or transferee person and such surviving or transferee person has a class of common stock or American Depositary Receipts in respect of common stock traded on the New York Stock Exchange, NASDAQ Global Select Market, NASDAQ Global Market or the American Stock Exchange; or
     (3) during any consecutive two-year period, the Continuing Directors cease for any reason to constitute a majority of the Board of Directors; or
     (4) the adoption of a plan of liquidation or dissolution of the Company.
Notwithstanding the foregoing, it will not constitute a Change of Control if 90% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the Change of Control consists of common stock or American Depositary Receipts and any associated rights listed on the New York Stock Exchange, NASDAQ Global Select Market, NASDAQ Global Market or the American Stock Exchange, or which will be so traded when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions settlement of the Conversion Reference Value of the Securities is thereafter based upon shares of stock, other securities or other property or assets, at least 90% of which is, as of the effective date of such business combination, such common stock or American Depositary Receipts.
     “Closing Price” means, with respect to the Common Stock or any other securities on any Trading Day, the reported last sale price per share (or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the New York Stock Exchange, or, if the Common Stock or such securities are not listed on the New York Stock Exchange, as reported by the principal national securities exchange on which the Common Stock or such securities are listed, or if no such prices are available, the Closing Price per share shall be the fair value of a share of Common Stock or other security as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officer’s Certificate delivered to the Trustee).
     “Common Stock” means the Company’s common stock, par value $0.50 per share, or any successor common stock thereto.
     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, any other Vice President (regardless of Vice Presidential designation), its Secretary or an Assistant Secretary, and delivered to the Trustee.

     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who was (a) a member of such Board of Directors on the date of this Indenture or (b) nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election.
     “Conversion Reference Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Reference Rate, rounded to the nearest cent.
     “Conversion Reference Rate” means initially 75.0751 shares of Common Stock for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.
     “Conversion Reference Period” means:
     (1) for Securities that are cash converted during the period beginning on the 45th Scheduled Trading Day prior to the Final Maturity Date and ending on the third Business Day prior to the Final Maturity Date, the 40 consecutive Trading Days commencing on the 42nd Scheduled Trading Day preceding the Final Maturity Date; and
     (2) in all other instances, the 40 consecutive Trading Days beginning on the third Trading Day following the Cash Conversion Trigger Date.
     “Conversion Reference Value” means the sum of the Daily Conversion Reference Values for each of the 40 consecutive Trading Days of the Conversion Reference Period.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Division — Corporate Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).
     “Credit Facility Debt” means any Indebtedness of the Company for borrowed money that (i) is incurred pursuant to a credit agreement, including pursuant to the Senior Credit Facility, loan agreement or other agreement providing for revolving credit loans, term loans or other long-term debt entered into between the Company and any lender or group of lenders and (ii) has an aggregate principal amount or committed amount of at least $50.0 million.
     “Currency Hedging Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.
     “Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     “Daily Conversion Reference Value” means, with respect to any Trading Day, for each $1,000 principal amount of Securities, an amount equal to 1/40th of the product of (i) the Conversion Reference Rate and (ii) the Volume Weighted Average Price per share of Common Stock on such Trading Day.

     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Definitive Securities” means Certificated Securities that are not Global Securities.
     “Domestic Subsidiary” means a Subsidiary of the Company organized under the laws of the United States of America or any state of the United States of America or the District of Columbia.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors of the Company.
     “Final Maturity Date” means September 15, 2015.
     “Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading.
     “Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.
     “Fundamental Change Purchase Price” of any Security, means, subject to Section 3.03(d), 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date.
     “GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
     “Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the legend called for in footnote 1 thereof and the related schedule and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
     “Guarantee” means the guarantee by any Guarantor of the Company’s obligations under this Indenture in accordance with the provisions of Article 11 hereof.
     “Guarantor” means any Subsidiary of the Company which is a guarantor of the Securities, including any Person that is required after the Issue Date on the date of determination to execute a guarantee of the Securities pursuant to this Indenture, and its successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.

     “Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.
     “Indebtedness” means, with respect to any Person on any date of determination, without duplication:
     (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;
     (2) the principal of and premium (if any) in respect of indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all Capital Lease Obligations and all Attributable Debt of such Person;
     (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, in each case to the extent the purchase price is due more than six months from the date the obligation is incurred (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course);
     (5) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;
     (6) guarantees and other contingent obligations in respect of indebtedness referred to in clauses (1) through (5) above and clause (8) below;
     (7) all obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the obligation so secured;
     (8) all obligations under Currency Hedging Agreements and all Interest Rate Agreements of such Person; and
     (9) all obligations represented by Redeemable Capital Stock of such Person.
     “Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including the provisions of the TIA that are automatically deemed to be part of this Indenture by operation of the TIA, if any.
     “Initial Purchasers” means the initial purchasers named in the Purchase Agreement, dated September 15, 2008, among the Company, the Guarantors and the initial purchasers named therein.
     “Interest Payment Date” means September 15 and March 15 of each year, commencing March 15, 2009.
     “Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.
     “Issue Date” means the date of this Indenture.
     “Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
     “Officer” means the Chairman, any Vice Chairman, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Company.
     “Officer’s Certificate” means a certificate signed by an Officer of the Company or of any Guarantor, as the case may be, and delivered to, the Trustee; provided, however, that for purposes of Section 5.03, “Officer’s Certificate” means a certificate signed by the principal executive officer, principal financial officer, principal operating officer, principal accounting officer or treasurer of the Company.
     “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or the Trustee and who shall be reasonably acceptable to the Trustee, and which opinion shall contain the statements required by Section 12.04.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Final Maturity Date or is redeemable at the option of the Holder thereof at any time prior to the Final Maturity Date (other than upon a change of control of or sale of assets by the Company so long as such instrument provides that such redemption will not be required unless permitted under this Indenture), or is convertible into or exchangeable for debt securities at any time prior to the Final Maturity Date at the option of the holder thereof.
     “Regular Record Date” means, with respect to each Interest Payment Date, the September 1 or March 1, as the case may be, immediately preceding such Interest Payment Date.
     “Sale Leaseback Transaction” means the leasing by the Company or any Subsidiary of any asset, whether owned at the Issue Date or acquired after the Issue Date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Company and any Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to any party with the intention of taking back a lease of such property.
     “Scheduled Trading Day” means any day that is scheduled to be a Trading Day.
     “SEC” means the U.S. Securities and Exchange Commission.

     “Securities” means up to $575,000,000 aggregate principal amount of 3.75% Cash Convertible Notes due 2015, or any $1,000 principal amount thereof (each a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.
     “Senior Credit Facility” means the Amended and Restated Credit Agreement, dated as of December 20, 2007, by and among the Company, Mylan Luxembourg 5 S.à.r.l., JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and the other parties named therein.
     “Significant Subsidiary” means, with respect to any Person, any Subsidiary (or group of Subsidiaries as to which a specified condition applies) that would be a “significant subsidiary” under Rule 1-02(w) of Regulation S-X under the Securities Act.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.16.
     “Stated Maturity” means, with respect to any installment of interest or principal on any Security, the date on which such payment of interest or principal shall become due and payable.
     “Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
     “Termination of Trading” means any date on which the Common Stock (or other common stock in respect of which the Conversion Reference Value of the Securities is determined) is not listed on the New York Stock Exchange, NASDAQ Global Select Market, NASDAQ Global Market or the American Stock Exchange or ceases to be so traded in contemplation of a delisting.
     “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.
     “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the New York Stock Exchange is open for trading, or, if the Common Stock is not listed on the New York Stock Exchange, any day on which the principal national securities exchange on which the Common Stock is listed is open for trading, or, if the Common Stock is not listed on a national securities exchange, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

     “Trading Price” of the Securities on any date of determination means, solely for the purposes of Article 4, the average of the secondary market bid quotations obtained by the Trustee for $2.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers the Company selects, which may include the Initial Purchasers, provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $2.0 million principal amount of Securities from a nationally recognized securities dealer selected by the Company, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Reference Rate per $1,000 principal amount of Securities.
     “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.
     “Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Division — Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture and, for the purposes of Section 8.01(c)(2) and the proviso in Section 8.02, shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     “Volume Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page MYL.N <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the Volume Weighted Average Price means the market value per share of the Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.
     “Voting Stock” of any Person means Capital Stock of the class or classes pursuant to which the holders of such Capital Stock have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
     Section 1.02. Other Definitions.

Term	Defined in Section
“Act”	12.05
“Additional Shares”	4.01
“Agent Members”	2.01
“Business Combination”	4.10
“Cash Conversion Trigger Date”	4.02
“DTC”	2.01
“Defaulted Interest”	2.16
“Depositary”	2.01

Term	Defined in Section
“Distribution Notice”	4.01
“Event of Default”	7.01
“ex-dividend date”	4.01
“Expiration Time”	4.06
“Fundamental Change Conversion Notice”	4.01
“Fundamental Change Purchase Date”	3.01
“Fundamental Change Purchase Notice”	3.01
“in connection with”	4.01
“Issuer Fundamental Change Notice”	3.01
“Make Whole Premium”	4.01
“Notice of Default”	7.01
“Outstanding”	2.09
“Paying Agent”	2.03
“Primary Registrar”	2.03
“Registrar”	2.03
“Resale Restriction Termination Date”	2.07
“Restricted Security”	2.07
“Security Register”	2.03
“Special Interest”	7.02
“Special Payment Date”	2.16
“Spin-Off”	4.06
“Stock Price”	4.01
     Section 1.03. Trust Indenture Act Provisions.
     Unless the context otherwise requires or indicates, whenever this Indenture refers to a provision of the TIA as being applicable to this Indenture, that provision is incorporated by reference in and made a part of this Indenture. The following TIA term used in this Indenture has the following meaning:
     “obligor” on the indenture securities means the Company or any other obligor on the Securities.
     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.
     Section 1.04. Rules of Construction.
     For all purposes of this Indenture, except as otherwise provided or unless the context otherwise requires:
(1) a term has the meaning assigned to it;
(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3) words in the singular include the plural, and words in the plural include the singular;

(4) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;
(5) the masculine gender includes the feminine and the neuter;
(6) the terms “include,” “including” and similar terms should be construed as if followed by the phrase “without limitation”;
(7) references to agreements and other instruments include subsequent amendments thereto; and
     (8) all “Article,” “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “hereunder,” “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE 2
THE SECURITIES
     Section 2.01. Form and Dating.
     The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may include such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or automated quotation system on which the Securities may be listed or quoted, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject. Each Security shall be dated the date of its authentication.
     (a) Global Securities. All of the Securities initially being offered and sold to the Initial Purchasers shall be issued in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with The Bank of New York Mellon, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC,” and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.
     (b) Global Securities in General. The Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities.

     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. None of the Trustee, the Paying Agent or any Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in a Global Security shall be exercised only through the Depositary subject to the Applicable Procedures. The Trustee, the Paying Agent and each Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, the Paying Agent and each Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or Holder of a beneficial ownership interest in such Global Security) as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Paying Agent or any Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any Holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.
     Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:
     “UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS

AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”
     Section 2.02. Execution and Authentication.
     (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $575,000,000 aggregate principal amount, except as provided in Sections 2.07, 2.08, 2.11 and 2.18.
     (b) The Securities shall be executed on behalf of the Company by one of its Officers. The signatures of any of the Officers on the Securities may be manual or facsimile.
     (c) Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     (d) No Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
     (e) The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of $575,000,000 upon receipt of a Company Order. The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated.
     (f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
     (g) The Securities shall be issuable only in registered form without coupons and only in minimum denominations of $1,000 principal amount and any integral multiple thereof.

     Section 2.03. Registrar and Paying Agent.
     (a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented or surrendered for payment, including upon cash conversion (each, a “Paying Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities (the “Security Register”) and of their transfer and exchange. At the option of the Company, any payment of cash may be made by check mailed to the Holders at their addresses set forth in the register of Holders.
     (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address, and any change in the name or address, of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 9).
     (c) The Company hereby initially designates The Bank of New York Mellon as Paying Agent, Primary Registrar and Securities Custodian, and designates the Corporate Trust Office of the Trustee as the office or agency of the Company for each of the aforesaid purposes and as the office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.
     Section 2.04. Paying Agent To Hold Money in Trust.
     Unless otherwise specified herein, prior to 10:00 a.m., New York City time, on each due date of the payment of principal of, interest on, or the Conversion Reference Value with respect to, the Securities, the Company shall deposit a sum sufficient to pay such principal, interest or Conversion Reference Value so becoming due. A Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, interest on, or the Conversion Reference Value with respect to, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the principal of, interest on, or the Conversion Reference Value with respect to, any Securities, segregate the money and hold it as a separate trust fund for the benefit of the applicable Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, interest on, or the Conversion Reference Value with respect to, any Security and remaining unclaimed for two years after such principal, interest or Conversion Reference Value has become due and payable shall promptly be paid to the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an un-

secured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will promptly be repaid to the Company.
     Section 2.05. [Reserved].
      Section 2.06. Lists of Holders of Securities.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. The Company shall furnish or cause the Registrar to furnish to the Trustee (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Primary Registrar, no such list need be furnished.
     Section 2.07. Transfer and Exchange.
     (a) Subject to compliance with any applicable additional requirements contained below and in Section 2.13, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each substantially in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.11, 2.13(a), 4.02(d) or 10.06.
     (b) Neither the Company, any Registrar nor the Trustee shall be required to register the transfer of or exchange any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).
     (c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

     (d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
     (e) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
     (f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (g) In the case of every Security that bears or is required under this Section 2.07(g) to bear the legend set forth in this Section 2.07(g) (the “Restricted Securities”), such Security shall be subject to the restrictions on transfer set forth in this Section 2.07(g) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.07(g), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
     Until the later of the date (the “Resale Restriction Termination Date”) that is (1) the date that is one year after the Issue Date of the Securities and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing any Security (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (unless (i) such Security has been transferred (or exchanged for registered securities) pursuant to a registration statement that was effective at the time of such transfer, (ii) such Security has been transferred pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or (iii) unless otherwise agreed by the Company in writing, with notice in writing thereof to the Trustee):
THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH

ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.
     No transfer of any Security prior to the Resale Restriction Termination Date shall be registered by the Registrar unless the applicable box on the completed Form of Assignment and Transfer (Exhibit A hereto) has been checked and, if such transfer is being made to an institutional accredited investor pursuant to clause (b) of the restricted securities legend on the Securities or pursuant to Rule 144 under the Securities Act pursuant to clause (c) of the restricted securities legend on the Securities, the transferor delivers to the Trustee and the Company any additional information or documents (including, if requested by the Company, legal opinions) as are reasonably requested by the Trustee or the Company so as to confirm that such transfer is being made in compliance with the restrictions set forth in this Section 2.07.
     Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Security for exchange to any Registrar in accordance with the provisions of this Section 2.07(g), be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.07(g). The Company shall notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and, if applicable, promptly after a registration statement with respect to the Securities has been declared effective under the Securities Act.
     (h) Following the one year anniversary of the Issue Date, any Security that is purchased or otherwise held by the Company or any affiliate (as defined in Rule 144 under the Securities Act) thereof may not be sold or otherwise transferred by the Company or such affiliate unless (1) such Security is sold or otherwise transferred to the Company or an affiliate (as defined in Rule 144 under the Securities Act) of the Company, (2) such transaction is registered under the Securities Act, or (3) such transaction is made pursuant to an exemption from the registration requirements of the Securities Act that results in such Security not being a “restricted security” (as defined in Rule 144 under the Securities Act) in the hands of the acquirer thereof.
     Notwithstanding the foregoing, during the period of one year after the Issue Date, the Company shall not, and shall not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that constitute “restricted securities” under Rule 144 under the Securities Act that are held by any of them.
     (i) Notwithstanding any provision of Section 2.07 to the contrary, in the event Rule 144 under the Securities Act (or any successor rule) is amended to change the one-year holding period thereunder (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers’ Certificate and Opinion of Counsel provided for in this Section 2.07(i), (i) each reference in Section 2.07(g) to “one year” shall be deemed for all purposes hereof to be references to such changed period and (ii) all corresponding references in the Securities (including the definition of Resale Restriction Termination Date) shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable U.S. securities laws. The provisions of this Section 2.07(i) shall not be effective until such time as the Opinion of Counsel and Officers’ Certificate have been received by the Trustee hereunder. This Section 2.07(i) shall apply to successive amendments to Rule 144 under the Securities Act (or any successor rule) changing the holding period thereunder.

     Section 2.08. Replacement Securities.
     (a) If (1) any mutilated Security is surrendered to the Trustee, or (2) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding and each Guarantor shall execute a replacement Guarantee.
     (b) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, or cash converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, purchase or cash convert such Security, as the case may be.
     (c) Upon the issuance of any new Securities under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and the Trustee) in connection therewith.
     (d) Every new Security and Guarantee issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and each Guarantor, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     (e) The provisions of this Section 2.08 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.09. Outstanding Securities.
     (a) Securities outstanding (“Outstanding”) at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those cash converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.09 as not Outstanding.
     (b) If a Security is replaced pursuant to Section 2.08, such replaced Security ceases to be Outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser.
     (c) If a Paying Agent holds in respect of the Outstanding Securities on a Fundamental Change Purchase Date, the Final Maturity Date or any date of any cash conversion money sufficient to pay the principal of or Conversion Reference Value with respect to and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Fundamental Change Purchase Date, Final Maturity Date or date of cash conversion, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be Outstanding and interest on them shall cease to accrue.

     (d) Subject to the restrictions contained in Section 2.10, a Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.
     Section 2.10. Treasury Securities.
     In determining whether the Holders of the required principal amount of Securities have concurred in any request, demand, authorization, notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.
     Section 2.11. Temporary Securities.
     Until Definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver Definitive Securities in exchange for temporary Securities representing an equal principal amount of Securities. The temporary Securities will be exchanged for Definitive Securities in accordance with Sections 2.07 and 2.13 hereof. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the Definitive Securities.
     Section 2.12. Cancellation.
     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, purchase, payment or cash conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment, cash conversion or cancellation and shall dispose of the canceled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company upon request. All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has cash converted pursuant to Article 4. The Trustee shall maintain a record of all canceled Securities. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company in writing.
     Section 2.13. Legend; Additional Transfer and Exchange Requirements.
     (a) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.13.

     (b) The provisions below shall apply only to Global Securities:
     (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.
     (2) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and in either case a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency,” (B) an Event of Default has occurred and is continuing with respect to the Securities or (C) the Company executes and delivers to the Trustee and the Primary Registrar an Officer’s Certificate stating that such Global Security shall be so exchangeable. Any Global Security exchanged pursuant to the preceding sentence shall be so exchanged as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, however, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.
     (3) Securities issued in exchange for a Global Security or any portion thereof that are not issued as a Global Security shall be issued in definitive, fully registered form, without interest coupons, shall have a principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee and upon such Global Security. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     (4) Subject to clause (6) of this Section 2.13(b), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     (5) In the event of the occurrence of any of the events specified in clause (2) of this Section 2.13(b), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.
     (6) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the

Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.
     (7) At such time as all interests in a Global Security have been converted, canceled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.12 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.
     Section 2.14. CUSIP Numbers.
     The Company in issuing the Securities may use one or more “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in a Fundamental Change Purchase Notice as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any Fundamental Change Purchase Notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will notify the Trustee in writing of any change in the “CUSIP,” “ISIN” or other similar numbers.
     Section 2.15. Calculations.
     Except as otherwise specifically stated herein or in the Securities, all calculations to be made in respect of the Securities shall be the obligation of the Company. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof and of the Securities shall be made in good faith and be final and binding on the Holders absent manifest error. The Company shall provide a schedule of calculations to the Trustee upon the Trustee’s request, and the Trustee shall be entitled to conclusively rely upon the accuracy of the calculations by the Company without independent verification. The Trustee shall forward calculations made by the Company to any Holder of Securities upon request.
     Section 2.16. Payment of Interest; Interest Rights Preserved.
     Interest on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name the Security is registered at the close of business on the Regular Record Date for such interest payment.
     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:
     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 20 days after such notice) of the proposed payment (the “Special Payment Date”), and on the date of payment the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. There upon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. Unless the Company issues a press release to the same effect, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date or notify in such other manner as the Trustee determines, including in accordance with any Applicable Procedures. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed or otherwise conveyed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph (b).
     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any national securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section 2.16, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     Section 2.17. Computation of Interest.
     Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     Section 2.18. Deemed Removal of Restricted Securities Legend; Unrestricted CUSIP.
     At any time on or after the Resale Restriction Termination Date, the Company shall have the option, exercisable in its sole discretion, to remove the restricted securities legend on any Security provided for by Section 2.07(g) by delivering a certificate to the Trustee substantially in the form of Exhibit D hereto. Upon receipt of such certificate by the Trustee, the restricted securities legend on any such Securities shall be deemed removed and an unrestricted CUSIP number shall be deemed substituted for the restricted CUSIP number thereon.
ARTICLE 3
PURCHASE
     Section 3.01. Purchase of Securities by the Company for Cash at Option of the Holder upon a Fundamental Change.
     (a) If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Security shall have the right, at the option of the Holder, to require the Company to purchase for cash in whole or in part (in principal amounts of $1,000 and integral multiples thereof) the Securities of such Holder at the Fundamental Change Purchase Price on the date specified by the Company that is not less than 30 days and not more than 45 days after the date of the Issuer Fundamental Change Notice (the “Fundamental Change Purchase Date”).
     (b) Not later than 10 Business Days after the Fundamental Change Effective Date, the Company shall mail a written notice of the Fundamental Change and of the resulting purchase right to the Trustee, Paying Agent and to each Holder of record of Securities (an “Issuer Fundamental Change Notice”). The Issuer Fundamental Change Notice shall include the form of a Fundamental Change Purchase Notice (defined below) to be completed by the Holder and shall state:
     (1) the events causing such Fundamental Change;
     (2) the date (or expected date) of such Fundamental Change;
     (3) the last date by which the Fundamental Change Purchase Notice must be delivered to elect the purchase option pursuant to this Section 3.01;
     (4) the Fundamental Change Purchase Date;
     (5) the Fundamental Change Purchase Price;
     (6) the Holder’s right to require the Company to purchase the Securities;
     (7) the name and address of the Paying Agent;
     (8) the then effective Conversion Reference Rate and any adjustments to the Conversion Reference Rate resulting from such Fundamental Change;
     (9) the procedures that the Holder must follow to exercise rights under Article 4 of this Indenture and that the Securities as to which a Fundamental Change Purchase Notice has been given may be cash converted pursuant to Article 4 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

     (10) the procedures that the Holder must follow to exercise rights under this Section 3.01;
     (11) the procedures for withdrawing a Fundamental Change Purchase Notice;
     (12) that, unless the Company fails to pay such Fundamental Change Purchase Price, Securities covered by any Fundamental Change Purchase Notice will cease to be outstanding and interest will cease to accrue on and after the Fundamental Change Purchase Date; and
     (13) the CUSIP, ISIN or other similar number of the Securities.
     At the Company’s written request, the Trustee shall give such Issuer Fundamental Change Notice in the Company’s name and at the Company’s expense; provided that, in all cases, the text of such Issuer Fundamental Change Notice shall be prepared by the Company. In connection with the delivery of the Issuer Fundamental Change Notice to the Holders, the Company shall publish a notice containing substantially the same information that is required in the Issuer Fundamental Change Notice in a newspaper of general circulation in the City of New York or publish information on a website of the Company or through such other public medium the Company may use at that time. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.
     (c) A Holder may exercise its rights specified in Section 3.01(a) upon delivery of a written notice (which shall be in substantially the form set forth in the form of Security attached as Exhibit A under the heading “Fundamental Change Purchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law.
     (1) The Fundamental Change Purchase Notice shall state: (A) if the Securities are in certificated form, the certificate numbers of the Securities which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or any integral multiple thereof and (C) that such Security shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.
     (2) The delivery of a Security for which a Fundamental Change Purchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.
     (3) The Company shall only be obliged to purchase, pursuant to this Section 3.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple thereof. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     (4) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02(b).
     (5) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.
     (6) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice shall be delivered or withdrawn and such Securities shall be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.
     Section 3.02. Effect of Fundamental Change Purchase Notice.
     (a) Upon receipt by any Paying Agent of a properly completed Fundamental Change Purchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in Section 3.02(b)) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (1) the Fundamental Change Purchase Date (provided that the conditions in Section 3.01 have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.01(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be cash converted in accordance with the provisions of Article 4 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 3.02(b) with respect to the Securities to be cash converted.
     (b) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Fundamental Change Purchase Date, specifying (1) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if the Securities are in certificated form, the certificate numbers of the Security being withdrawn in whole or in part and (3) the portion of the principal amount of the Security that will remain subject to the Fundamental Change Purchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof. Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice shall be withdrawn in accordance with the Applicable Procedures as in effect from time to time.
     Section 3.03. Deposit of Fundamental Change Purchase Price.
     (a) On or before 10:00 a.m. New York City time on the applicable Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on or after such Funda-

mental Change Purchase Date), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date.
     (b) If a Paying Agent or the Trustee holds on the Fundamental Change Purchase Date in accordance with the terms hereof an amount of money sufficient to pay the Fundamental Change Purchase Price of any Security (or portion thereof) for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately following the applicable Fundamental Change Purchase Date, whether or not the Security is delivered to the Paying Agent for purchase, such Security shall cease to be outstanding, interest, shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of the Security as aforesaid).
     (c) The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture.
     (d) If a Fundamental Change Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date, together with the interest due on the Securities to, but excluding, such Fundamental Change Purchase Date, will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.
     Section 3.04. Repayment to the Company.
     To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company, or if such money is then held by the Company in trust, it shall be discharged from the trust.
     Section 3.05. Securities Purchased in Part.
     Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral multiple thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.
     Section 3.06. Compliance with Securities Laws upon Purchase of Securities.
     In connection with any offer to purchase Securities under Section 3.01, the Company shall (a) comply with the provisions of the tender offer rules under the Exchange Act which may then be applicable, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.01 through 3.04 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.
     Section 3.07. Purchase of Securities in Open Market.
     The Company may purchase Securities in the open market or by tender at any price or pursuant to private agreements. The Company shall surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.12.
ARTICLE 4
CASH CONVERSION
     Section 4.01. Cash Conversion Privilege and Conversion Reference Rate.
     (a) Any Security or portion thereof that is an integral multiple of $1,000 principal amount may be cash converted by the Holder thereof in accordance with the provisions of this Article 4. Upon cash conversion, Holders shall be entitled to receive the amount of cash determined in the manner provided in Section 4.12. Securities may be cash converted prior to the close of business on the third Business Day immediately preceding the Final Maturity Date at the Conversion Reference Rate in effect at the time of such conversion only under the following circumstances:
     (1) on any Business Day in any calendar quarter commencing at any time after December 31, 2008, and only during such calendar quarter, if, as of the last day of the immediately preceding calendar quarter, the Closing Price of the Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of such preceding calendar quarter was more than 130% of the applicable Conversion Reference Price on the last day of such preceding calendar quarter;
     (2) on any Business Day during the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Securities, as determined by the Trustee following a request by a Holder in accordance with the procedures described in Section 4.01(b), for each Trading Day of that period was less than 98% of the product of the Closing Price of the Common Stock on such day and the then applicable Conversion Reference Rate per $1,000 principal amount of Securities.
     (3) if the Company distributes to all holders of Common Stock any rights entitling them to purchase, for a period expiring within 45 days of such distribution, Common Stock, or securities convertible into Common Stock, at less than, or having a conversion price per share less than, the Closing Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution;
     (4) if the Company distributes to all holders of Common Stock assets, cash, debt securities or rights to purchase the Company’s securities, which distribution has a per share value as determined by the Board of Directors exceeding 15% of the Closing Price per share of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution;

     (5) if the Company is a party to any transaction or event (including any consolidation, merger or binding share exchange, other than changes resulting from a subdivision or combination) that is not otherwise a Fundamental Change pursuant to which all or substantially all shares of the Common Stock would be converted into cash, securities or other property (provided that the Securities shall not become cash convertible by reason of a merger, consolidation or other transaction effected by the Company with one of its direct or indirect Subsidiaries for the purpose of changing the Company’s state of incorporation or organization to any other state within the United States or the District of Columbia);
     (6) if a Fundamental Change occurs; or
     (7) at any time during the period beginning on June 15, 2015 and ending at the close of business on the third Business Day immediately preceding the Final Maturity Date.
     (b) The Trustee shall have no obligation to determine the Trading Price of the Securities and whether the Securities are cash convertible pursuant to clause (2) of Section 4.01(a) unless the Company has requested such determination and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Reference Rate per $1,000 principal amount of Securities. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Securities is greater than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Reference Rate per $1,000 principal amount of the Securities.
     (c) In the case of a distribution contemplated by clause (3) or (4) of Section 4.01(a), the Company shall notify Holders and the Trustee at least 35 days prior to the ex-dividend date for such distribution (the “Distribution Notice”). Once the Company has given the Distribution Notice, Holders may surrender their Securities for cash conversion at any time until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clause (3) or (4) of Section 4.01(a), Holders may not cash convert the Securities if the Holders will otherwise participate in such distribution on an “as converted” basis (i.e., as though such Holder had exchanged each $1,000 principal amount of its Securities immediately prior to the record date for such distribution for a number of shares of Common Stock equal to the then applicable Conversion Reference Rate). “ex-dividend date” is the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer. The Company will provide written notice to the Paying Agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Securities to become cash convertible pursuant to clauses (3) or (4) of Section 4.01(a).
     (d) In the case of a transaction contemplated by clause (5) of Section 4.01(a), the Company will notify Holders and the Trustee as promptly as practicable following the date the Company publicly announces such transaction (but in no event less than 15 days prior to the anticipated effective date of such transaction). Holders may surrender Securities for cash conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until the earlier of the date which is 15 days after the actual effective date of such transaction or the date of the Company’s announcement that such transaction will not take place.

     (e) In the case of a Fundamental Change, the Company shall provide notice thereof (a “Fundamental Change Conversion Notice”) to the Holders of Securities and the Trustee not more than 10 Business Days after the date that is the Fundamental Change Effective Date. Holders may surrender Securities for cash conversion at any time after receipt of such notice and until the close of business on the Trading Day prior to the Fundamental Change Purchase Date.
     (f) The cash conversion rights pursuant to this Article 4 shall commence on the Issue Date and expire at the close of business on the third Business Day immediately preceding the Final Maturity Date, but shall be exercisable only during the time periods specified with respect to each circumstance pursuant to which the Securities become cash convertible, subject, in the case of cash conversion of any Global Security, to any Applicable Procedures.
     (g) Securities in respect of which a Fundamental Change Purchase Notice has been delivered may not be surrendered for cash conversion pursuant to this Article 4 prior to a valid withdrawal of such Fundamental Change Notice, in accordance with the provisions of Article 3.
     (h) Provisions of this Indenture that apply to cash conversion of all of a Security also apply to cash conversion of a portion of a Security.
     (i) The Conversion Reference Rate shall be adjusted in certain instances as provided in Section 4.01(j) and Section 4.06.
     (j) If a Fundamental Change occurs prior to the Final Maturity Date as a result of a transaction described in clauses (1), (2) or (4) of the definition of the term “Change of Control” and a Holder elects to cash convert its Securities in connection with such transaction, the Company shall pay a “Make Whole Premium” if and as required by the below by increasing the applicable Conversion Reference Rate for the Securities surrendered for cash conversion by a number of additional shares of Common Stock as provided in this Section 4.01(j) (the “Additional Shares”). A cash conversion of Securities shall be deemed for these purposes to be “in connection with” such a transaction if the notice of cash conversion is received by the Paying Agent from and including the Fundamental Change Effective Date and prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date.
     The number of Additional Shares per $1,000 principal amount of Securities constituting the Make Whole Premium, if any, shall be determined by reference to the table below and shall be based on the date on which the Fundamental Change Effective Date occurs and the price (the “Stock Price”) paid, or deemed to be paid, per share of Common Stock in such transaction. If holders of Common Stock receive only cash in the Fundamental Change transaction, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Closing Prices of the Common Stock for each of the ten consecutive Trading Days prior to but excluding the Fundamental Change Effective Date.
     The following table sets forth the Additional Share amounts, if any, by which the applicable Conversion Reference Rate shall be increased for each Stock Price and Fundamental Change Effective Date.

Stock Price on
Fundamental Change	Make Whole Premium upon Fundamental Change (increase in applicable Conversion Reference Rate)
Effective Date	9/15/2008	9/15/2009	9/15/2010	9/15/2011	9/15/2012	9/15/2013	9/15/2014	9/15/2015
$11.10	15.0149	15.0149	15.0149	15.0149	15.0149	15.0149	15.0149	15.0149
12.00	13.8084	12.6777	11.4815	10.2687	9.0050	8.2582	8.2582	8.2582
13.00	12.6610	11.6098	10.4096	9.1519	7.7488	6.2347	4.5187	1.8480
14.00	11.7523	10.7592	9.5845	8.3118	6.8755	5.2377	3.2558	0.0000
17.00	9.6791	8.7937	7.8303	6.6725	5.3641	3.8281	2.0472	0.0000

Stock Price on
Fundamental Change	Make Whole Premium upon Fundamental Change (increase in applicable Conversion Reference Rate)
Effective Date	9/15/2008	9/15/2009	9/15/2010	9/15/2011	9/15/2012	9/15/2013	9/15/2014	9/15/2015
20.00	8.2415	7.4835	6.6048	5.6638	4.5538	3.2126	1.7077	0.0000
25.00	6.6390	6.0014	5.3023	4.4907	3.6179	2.5656	1.3662	0.0000
30.00	5.4707	5.0369	4.4316	3.7543	3.0074	2.1394	1.1394	0.0000
40.00	4.1332	3.7335	3.3029	2.8381	2.2573	1.6066	0.8556	0.0000
50.00	3.3370	3.0104	2.6423	2.2825	1.8059	1.2866	0.6847	0.0000
70.00	2.4274	2.1863	1.9118	1.6342	1.2888	0.9195	0.4871	0.0000
     If the actual Stock Price or Fundamental Change Effective Date is not set forth in the table above, then:
     (i) if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Price amounts in the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Additional Share amounts will be determined by a straightline interpolation between the Additional Share amounts set forth for the higher and lower Stock Prices and the two Fundamental Change Effective Dates on the table based on a 365-day year;
     (ii) if the actual Stock Price on the Fundamental Change Effective Date exceeds $70.00 per share of Common Stock, subject to adjustment as set forth herein, no adjustment to the Conversion Reference Rate shall be made; and
     (iii) if the actual Stock Price on the Fundamental Change Effective Date is less than $11.10 per share of Common Stock, subject to adjustment as set forth herein, no adjustment to the Conversion Reference Rate shall be made.
     The Stock Prices set forth in the first column of the table above and in clauses (ii) and (iii) above will be adjusted as of any date on which the Conversion Reference Rate of the Securities is adjusted pursuant to Section 4.06 hereof. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Reference Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Reference Rate as so adjusted. The number of Additional Share amounts set forth in the table above will be adjusted in the same manner as the Conversion Reference Rate as set forth in Section 4.06 hereof.
     Notwithstanding the foregoing, in no event shall the Conversion Reference Rate exceed 90.0900 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in the same manner as the Conversion Reference Rate as set forth in subsections (a) through (e) of Section 4.06 hereof.
     Section 4.02. Conversion Procedure.
     (a) To cash convert a Security, a Holder must (1) complete and manually sign the cash conversion notice on the back of the Security (which shall be substantially in the form set forth in the form of Security attached as Exhibit A under the heading “Cash Conversion Notice”) and deliver such notice to the Paying Agent, (2) surrender the Security to the Paying Agent, (3) furnish appropriate endorsements and transfer documents if required by the Paying Agent, (4) pay an amount equal to the interest payable on the next Interest Payment Date if and as required by Section 4.02(c) and (5) pay all transfer or similar taxes required in connection therewith. The date on which the Holder of a Security satisfies all of the foregoing requirements is the “Cash Conversion Trigger Date” with respect to such Security. Upon the cash conversion of a Security, the Company shall deliver cash in the amounts determined in accordance with Section 4.12 which shall be owing upon such cash conversion as promptly as practicable after the applicable Conversion Reference Period but in any event not later than the third Business Day following the last Trading Day of such Conversion Reference Period. Anything herein to the contrary notwithstanding, in the case of Global Securities, such Securities shall be surrendered in accordance with the Applicable Procedures of the Depositary as in effect from time to time.
     (b) A Holder shall not be entitled to convert Securities into shares of Common Stock or any other security, nor shall a Holder be entitled to any rights as a holder of Common Stock.
     (c) Holders of Securities surrendered for cash conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semiannual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the cash conversion of such Securities, and such interest shall be payable on the corresponding Interest Payment Date to the Holder of the Security as of the close of business on the Regular Record Date. Upon surrender of any such Securities for cash conversion after the close of business on such Regular Record Date, such Securities shall also be accompanied by payment by the Holders of such Securities in funds to the Paying Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date; provided that no such payment need be made: (1) in connection with a cash conversion following the Regular Record Date preceding the Final Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the first Scheduled Trading Day following the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of cash conversion with respect to such Security. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued and unpaid interest on a cash converted Security. Accrued and unpaid interest shall be deemed paid in full, rather than canceled, extinguished or forfeited, upon payment of the cash amount due upon conversion pursuant to Section 4.02(a). The Company shall not be required to cash convert any Securities which are surrendered for cash conversion without payment of interest as required by this Section 4.02(c).
     (d) In the case of any Security which is cash converted in part only, upon such cash conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security.
     Section 4.03. [Reserved].
     Section 4.04. [Reserved].
     Section 4.05. [Reserved].
     Section 4.06. Adjustment of Conversion Reference Rate.
     The Conversion Reference Rate shall be adjusted from time to time by the Company as follows:
          (a) If the Company issues Common Stock as a dividend or distribution on Common Stock to all holders of Common Stock, or if the Company effects a share split or share combination, the Conversion Reference Rate will be adjusted based on the following formula:

CR1 =	CR0 x OS1 OS0
     where

CR0 =	the Conversion Reference Rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new Conversion Reference Rate in effect taking such event into account

OS0 =	the number of shares of Common Stock outstanding immediately prior to such event

OS1 =	the number of shares of Common Stock outstanding immediately after such event.
Any adjustment made pursuant to this Section 4.06(a) shall become effective on the date that is immediately after (x) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause Section 4.06(a) is declared but not so paid or made, the new Conversion Reference Rate shall be readjusted to the Conversion Reference Rate that would then be in effect if such dividend or distribution had not been declared.
     (b) If the Company issues to all holders of Common Stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase Common Stock, or if the Company issues to all holders of Common Stock securities convertible into Common Stock for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per share of Common Stock or a conversion reference price per share of Common Stock less than the Closing Price of the Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Conversion Reference Rate will be adjusted based on the following formula:

CR1 =	CR0 x (OS0 + X) (OS0 + Y)
     where
CR0 =	the Conversion Reference Rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new Conversion Reference Rate taking such event into account

OS0 =	the number of shares of Common Stock outstanding immediately prior to such event

X =	the total number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y =	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the Closing Prices of the Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.
For purposes of this Section 4.06(b), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Common Stock at less than the applicable Closing Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company. Any adjustment made pursuant to this Section 4.06(b) shall become effective on the date that is immediately after the date fixed for the determination of shareholders entitled to receive such rights, warrants, options, other securities or convertible securities. If any right, warrant, option, other security or convertible security described in this Section 4.06(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Reference Rate shall be readjusted to the Conversion Reference Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.
     (c) If the Company distributes capital stock, evidences of indebtedness or other assets or property of the Company to all holders of Common Stock, excluding:
     (1) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in Section 4.06(a) or (b) above,
     (2) dividends or distributions paid exclusively in cash, and
     (3) Spin-Offs described below in this Section 4.06(c),
     then the Conversion Reference Rate will be adjusted based on the following formula:

CR1 =	CR0 x SP0 (SP0 – FMV)
     where
CR0 =	the Conversion Reference Rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new Conversion Reference Rate taking such event into account

SP0 =	the Closing Price of the Common Stock on the Trading Day immediately preceding the ex-dividend date for such distribution

FMV =	the fair market value (as determined in good faith by the Board of Directors of the Company) of the capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the ex-dividend date for such distribution.
An adjustment to the Conversion Reference Rate made pursuant to the foregoing provisions of this Section 4.06(c) shall be made successively whenever any such distribution is made and shall become effective on the ex-dividend date for such distribution.
     If the Company distributes to all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Com-

pany (a “Spin-Off”), the Conversion Reference Rate in effect immediately before the close of business on the date fixed for determination of holders of Common Stock entitled to receive such distribution will be adjusted based on the following formula:

CR1 =	CR0 x (FMV0 + MP0) MP0
     where
CR0 =	the Conversion Reference Rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new Conversion Reference Rate taking such event into account

FMV0 =	the average of the Closing Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off

MP0 =	the average of the Closing Prices of the Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off.
     An adjustment to the Conversion Reference Rate made pursuant to the foregoing paragraph will occur on the 10th Trading Day from and including the effective date of the Spin-Off; provided that for any cash conversion with respect to any Security that has a Cash Conversion Trigger Date within the 10 Trading Days from and including the effective date of any Spin-Off, the Conversion Reference Rate for such Security shall be adjusted based on the number of Trading Days between the effective date of such Spin-Off and the Cash Conversion Trigger Date with respect to such Security.
     If any such dividend or distribution described in this Section 4.06(c) is declared but not paid or made, the new Conversion Reference Rate shall be readjusted to be the Conversion Reference Rate that would then be in effect if such dividend or distribution had not been declared.
     (d) If the Company pays or makes any dividend or distribution consisting exclusively of cash to all holders of Common Stock, the Conversion Reference Rate will be adjusted based on the following formula:

CR1 =	CR0 x SP0 (SP0 – C)
     where
CR0 =	the Conversion Reference Rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new Conversion Reference Rate taking such event into account

SP0 =	the average of the Closing Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the ex-dividend date for such distribution

C =	the amount in cash per share of Common Stock that the Company distributes to holders of Common Stock.
     An adjustment to the Conversion Reference Rate made pursuant to this Section 4.06(d) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this Section 4.06(d) is declared but not so paid or made, the new Conversion Reference Rate shall be readjusted to the Conversion Reference Rate that would then be in effect if such dividend or distribution had not been declared.
     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the Conversion Reference Rate will be adjusted based on the following formula:

CR1 =	CR0 x (AC + (SP1 x OS1)) SP1 x OS0
     where
CR0 =	the Conversion Reference Rate in effect immediately prior to the adjustment relating to such event

CR1 =	the new Conversion Reference Rate taking such event into account

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable for Common Stock purchased in such tender or exchange offer

OS0 =	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires

OS1 =	the number of shares of Common Stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

SP1 =	the average of the Closing Prices of Common Stock for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires.
If the application of the foregoing formula would result in a decrease in the Conversion Reference Rate, no adjustment to the Conversion Reference Rate will be made.
     Any adjustment to the Conversion Reference Rate made pursuant to this Section 4.06(e) shall become effective on the date immediately following the determination of the average of the Closing Prices of Common Stock for purposes of SP1 above. If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such pur-

chases are rescinded, the new Conversion Reference Rate shall be readjusted to be the Conversion Reference Rate that would be in effect if such tender or exchange offer had not been made.
     (f) [Reserved].
     (g) In addition to the adjustments pursuant to clauses (a) through (e) above, the Company may increase the Conversion Reference Rate in order to avoid or diminish any United States federal income tax to holders of Common Stock resulting from any dividend or distribution of capital shares (or rights to acquire Common Stock) or from any event treated as such for United States federal income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Conversion Reference Rate by any amount for any period if the Company has determined that such increase would be in the best interests of the Company. If the Company makes such determination, it will be conclusive and the Company will mail to Holders of the Securities a notice of the increased Conversion Reference Rate and the period during which it will be in effect at least fifteen (15) days prior to the date the increased Conversion Reference Rate takes effect in accordance with applicable law.
     (h) If the Company has in effect a rights plan while any Securities remain outstanding, and if the rights provided for in the rights plan adopted by the Company have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Reference Rate will be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock, capital stock, evidences of indebtedness or other assets or property pursuant to Section 4.06(c) above, subject to readjustment of the Conversion Reference Rate upon the subsequent expiration, termination or redemption of the rights to be the Conversion Reference Rate that would be in effect had such separation not occurred.
     (i) For purposes of this Section 4.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     Section 4.07. No Adjustment.
     (a) The Company shall not be required to make any adjustment to the Conversion Reference Rate in accordance with the provisions of Section 4.06 if Holders of the Securities are permitted to participate, on an as-converted basis (i.e., as though each Holder had exchanged each $1,000 principal amount of its Securities immediately prior to the record date of or the date to determine the Persons entitled to participate in such distribution or other transaction for a number of shares of Common Stock equal to the Conversion Reference Rate at such time), in the transactions described in Section 4.06.
     (b) No adjustment in the Conversion Reference Rate shall be required to be made unless the adjustment would require an increase or decrease of at least 1% of the Conversion Reference Price. If the adjustment is not made because the adjustment does not change the Conversion Reference Price by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/10,000th of a share, as the case may be. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to any cash conversion of Securities that is made prior to the time such adjustment is made, as if such adjustment had been made.

     (c) Notwithstanding anything to the contrary contained herein, in addition to any other events set forth herein on account of which no adjustment to the Conversion Reference Rate shall be made, the applicable Conversion Reference Rate shall not be adjusted for: (i) the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan; (ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Company; (iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued; (iv) a change in the par value of the Common Stock; (v) accumulated and unpaid dividends or distributions; and (vi) as a result of a tender offer solely to holders of fewer than 100 shares of Common Stock.
     (d) Notwithstanding anything in this Section 4.07 to the contrary, in no event shall the Conversion Reference Rate be adjusted so that the Conversion Reference Price would be less than $0.01.
     Section 4.08. Notice of Adjustment.
     Whenever the Conversion Reference Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Paying Agent other than the Trustee, an Officer’s Certificate setting forth the Conversion Reference Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Reference Rate and may assume that the last Conversion Reference Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Reference Rate setting forth the adjusted Conversion Reference Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Reference Rate to Holders within 20 Business Days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     Section 4.09. Notice of Certain Transactions.
     In the event that the Company takes any action which would require an adjustment to the Conversion Reference Rate, the Company takes any action that requires the execution of a supplemental indenture in accordance with the provisions of Section 4.10 or if there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. If reasonably practicable, the Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.
     Section 4.10. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.
     (a) If any of following events occur (each, a “Business Combination”), namely:
     (1) any recapitalization, reclassification or change of the Common Stock, other than (A) a change in par value, or from par value to no par value, or from no par value to par value, or (B) as a result of subdivision or a combination,
     (2) a consolidation, merger or combination of the Company with another Person,

     (3) a sale, lease or other transfer to a third Person of all or substantially all of the consolidated assets of the Company and its Subsidiaries, or
     (4) any statutory share exchange of the Company with another Person, in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that from and after the effective date of such Business Combination, upon cash conversion of Securities, the cash settlement of the Conversion Reference Value in accordance with the provisions of Section 4.12 shall be based on the value over the applicable Conversion Reference Period of the shares of stock, other securities or other property or assets (including cash or any combination thereof) which holders of Common Stock are entitled to receive in respect of each share of Common Stock upon such Business Combination. For purposes of the foregoing, where a Business Combination involves a transaction that causes the Common Stock to be converted into the right to receive more than a single type of consideration based upon any form of stockholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3 hereof. The Company shall not become a party to any Business Combination unless its terms are materially consistent with the provisions of this Section 4.10. The above provisions of this Section 4.10 shall similarly apply to successive Business Combinations. None of the provisions of this Section 4.10 shall affect the right of a Holder of Securities to require the Company to cash convert its Securities in accordance with the provisions of this Article 4 prior to the effective date of a Business Combination.
     If this Section 4.10(a) applies to any event or occurrence, Section 4.06 hereof shall not apply to the extent the application of such Section would result in a duplicative adjustment.
     (b) In the event the Company shall execute a supplemental indenture pursuant to this Section 4.10, the Company shall promptly file with the Trustee (1) an Officer’s Certificate briefly stating the reasons therefore and that all conditions precedent have been complied with and (2) an Opinion of Counsel to the effect that all conditions precedent thereto and hereunder have been complied with, and shall promptly mail notice of the execution of such supplemental indenture to all Holders. Failure to mail such notice or any defect therein shall not affect the validity of such transaction and such supplemental indenture.
     Section 4.11. Trustee’s Disclaimer.
     (a) Neither the Trustee nor any Agent shall have any duty to calculate the Conversion Reference Price or to make any computation or determination in connection therewith or to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the same or the correctness of any such adjustment, and shall be protected in relying upon, an Officer’s Certificate and Opinion of Counsel, including the Offi-

cer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.08. Neither the Trustee nor any Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and neither the Trustee nor any Agent shall be responsible for the Company’s failure to comply with any provisions of this Article 4, including whether or not a supplemental indenture is required to be executed.
     (b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10.
     (c) Neither the Trustee nor any Paying Agent or any other Agent shall be responsible for determining whether any event contemplated by this Article 4 has occurred which makes the Securities eligible for cash conversion until the Company has delivered to the Trustee and any Paying Agent and each other Agent an Officer’s Certificate stating that such event has occurred, on which Officer’s Certificate the Trustee and any such Paying Agent and other Agent may conclusively rely, and the Company agrees to deliver such Officer’s Certificate to the Trustee and any such Paying Agent and each other Agent promptly after the occurrence of any such event.
     Section 4.12. Settlement Upon Cash Conversion.
     (a) Holders surrendering Securities for cash conversion shall be entitled to receive, for each $1,000 principal amount of Securities surrendered for cash conversion, cash in an amount equal to the Conversion Reference Value for the applicable Conversion Reference Period, appropriately adjusted to reflect events occurring during such Conversion Reference Period that would result in an adjustment to Conversion Reference Rate in accordance with the provisions of Section 4.06. The Company will deliver such cash to such Holder in accordance with Section 4.02(a), and such delivery shall be deemed to satisfy the Company’s obligation to pay the principal amount and all accrued and unpaid interest on the Securities so cash converted. The Company shall determine the Conversion Reference Value at the end of the applicable Conversion Reference Period and shall notify the Trustee and the Paying Agent.
     (b) In the event that the Conversion Reference Value with respect to any $1,000 principal amount of Securities cash converted following the 45th Scheduled Trading Day prior to the Final Maturity Date would be less than $1,000, in lieu of the Conversion Reference Value, the Company will pay to the converting Holder $1,000 on the Final Maturity Date.
     (c) For the purposes of Section 4.12(a), in the event that any of Conversion Reference Value, Daily Conversion Reference Value, or Volume Weighted Average Price is not calculable for all portions of the Conversion Reference Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate the Conversion Reference Value, Daily Conversion Reference Value, and Volume Weighted Average Price (which calculations shall be evidenced by an Officer’s Certificate delivered to the Trustee).

ARTICLE 5
COVENANTS
     Section 5.01. Payment of Securities.
     (a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal, interest, Fundamental Change Purchase Price or the Conversion Reference Value shall be considered paid on the date it is due if the Paying Agent (other than the Company) (or if the Company is the Paying Agent, the segregated account or separate trust fund maintained by the Company pursuant to Section 2.04) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Accrued and unpaid interest on any Security that is payable (whether or not punctually paid or duly provided for) on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the day preceding the date payment of such amount, including interest thereon, has been made or duly provided for.
     (b) Payment of the principal of and interest, if any, on the Securities, and the Conversion Reference Value and Fundamental Change Purchase Price with respect thereto shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on any Certificated Securities having an aggregate principal amount of $5,000,000 or less may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder of a Certificated Security having an aggregate principal amount of more than $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. In the case of a permanent Global Security, interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.
     Section 5.02. Reports by Company and the Guarantors.
     (a) Whether or not required by the rules and regulations of the SEC, the Company shall deliver to the Trustee, within 15 days after the date such reports would be required to be filed with the SEC if the Company were required to file such reports pursuant to Section 13 or 15(d) of the Exchange Act, copies of all annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it would be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Company were required to file such reports. To the extent required by law or the rules and regulations of the SEC, the Company also shall comply with the provisions of TIA Section 314(a).

     (b) For so long as any Restricted Securities are outstanding, the Company agrees that, in order to render such Restricted Securities eligible for resale pursuant to Rule 144A under the Securities Act, it will make available, upon request, to any Holder of Restricted Securities or prospective purchasers of Restricted Securities the information specified in Rule 144A(d)(4), unless the Company files or furnishes such information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
     (c) Delivery of such reports and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance by each of the Company and the Guarantors with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
     Section 5.03. Compliance Certificates.
     The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2008), an Officer’s Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officer’s Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture. Such certificates need not comply with Section 12.04 of this Indenture.
     The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Default or Event of Default an Officer’s Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.
     Section 5.04. Further Instruments and Acts.
     Upon request of the Trustee, the Company and the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 5.05. Maintenance of Corporate Existence.
     Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 5.06. Stay, Extension and Usury Laws.
     The Company covenants (to the extent that they may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.07. Maintenance of Office or Agency.
     The Company shall maintain an office or agency where Securities may be presented or surrendered for payment. The Company also will maintain an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, at its Corporate Trust Office, will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.
     Section 5.08. Guarantees.
     If any Domestic Subsidiary of the Company (including any Domestic Subsidiary of the Company formed or acquired after the Issue Date) that is not a Guarantor shall become a guarantor of the Company’s obligations under the Senior Credit Facility, other Credit Facility Debt or any Capital Markets Debt, then such Domestic Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary shall unconditionally Guarantee all of the Company’s obligations under the Securities and this Indenture on the terms set forth in Article 11 and (ii) deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Subsidiary, subject to customary exceptions. Such opinion need not comply with Section 12.04 of this Indenture.
ARTICLE 6
CONSOLIDATION; MERGER; SALE OF ASSETS
     Section 6.01. Company May Consolidate, Etc., Only on Certain Terms.
     (a) The Company shall not consolidate with or merge with or into (whether or not the Company is the surviving Person) any other entity and the Company shall not sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company’s assets to any Person in a single transaction or series of related transactions, unless:
     (1) either (A) the Company shall be the surviving Person or (B) the surviving Person (if other than the Company) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of

Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of and interest on all the Securities and the performance and observance of every covenant of this Indenture to be performed or observed on the part of the Company;
     (2) after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing;
     (3) if the Company will not be the resulting or surviving Person, the Company shall have, at or prior to the effective date of such consolidation or merger or sale, conveyance, assignment, transfer, lease or other disposition, delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this Article 6.01 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 6.02. Successor Substituted.
     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the Company’s assets in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, assignment, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE 7
DEFAULT AND REMEDIES
     Section 7.01. Events of Default.
     (a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) a default by the Company in the payment of the principal amount or Fundamental Change Purchase Price of any Security when the same becomes due and payable whether at the Final Maturity Date, upon any required purchase by the Company, acceleration or otherwise; or
     (2) a default by the Company in the payment of any interest under the Securities, which default continues for 30 days after the date when due; or
     (3) a default by the Company in the delivery when due of all cash deliverable upon any cash conversion of the Securities, which default continues for 15 days; or
     (4) failure by the Company to provide an Issuer Fundamental Change Notice within the time required to provide such notice as set forth in Section 3.01(b) hereof; or

     (5) the failure by the Company to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or
     (6) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any Significant Subsidiary of the Company then has outstanding indebtedness in excess of $50 million, individually or in the aggregate, and either:
     (A) such default results from the failure to pay such indebtedness at its stated final maturity and such default has not been cured or the indebtedness repaid in full within ten days of the default; or
     (B) such default or defaults have resulted in the acceleration of the maturity of such indebtedness and such acceleration has not been rescinded or such indebtedness repaid in full within ten days of the acceleration;
     (7) one or more judgments or orders that exceed $50 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Significant Subsidiary of the Company and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or judgments become final and nonappealable; or
     (8) any Guarantee by a Significant Subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee; or
     (9) the Company or any of its Subsidiaries that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary insolvency proceeding;
     (B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;
     (C) consents to the appointment of a Custodian of it or for any substantial part of its property;
     (D) makes a general assignment for the benefit of its creditors; or
     (E) takes any comparable action under any foreign laws relating to insolvency;
provided, however, that the liquidation of any Subsidiary of the Company into the Company or another Subsidiary of the Company, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 7.01(a)(9); or
     (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (A) is for relief against the Company or any Subsidiary of the Company that is a Significant Subsidiary in an involuntary insolvency proceeding;
     (B) appoints a Custodian of the Company or any Subsidiary of the Company that is a Significant Subsidiary or for any substantial part of their property;
     (C) orders the winding-up, liquidation or dissolution of the Company or any Subsidiary of the Company that is a Significant Subsidiary;
     (D) orders the presentation of any plan or arrangement, compromise or reorganization of the Company or any Subsidiary of the Company that is a Significant Subsidiary; or
     (E) grants any similar relief under any foreign laws with respect to the Company or any Subsidiary of the Company that is a Significant Subsidiary;
and in each such case the order or decree remains unstayed and in effect for 90 days.
     (b) Notwithstanding Section 7.01(a) no Event of Default under clause (5) of Section 7.01(a) shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (5) of Section 7.01(a), or obtain a waiver, after receipt of such notice. A notice given pursuant to this Section 7.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 7.01 is cured, it ceases.
     (c) The Company will deliver to the Trustee, within 30 days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.
     Section 7.02. Acceleration; Special Interest; Additional Interest.
     (a) If an Event of Default (other than an Event of Default specified in clause (9) or (10) of Section 7.01(a) with respect to the Company) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of and accrued interest on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal and interest shall become due and payable immediately. If an Event of Default specified in clause (9) or (10) of Section 7.01(a) occurs and is continuing with respect to the Company, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings.
     (b) After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

     (i) the Company has paid or deposited with the Trustee a sum sufficient to pay
     (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,
     (2) all overdue interest on all Outstanding Securities,
     (3) the principal of any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and
     (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;
     (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
     (iii) all Defaults or Events of Default, other than the non-payment of principal of and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13. No such rescission shall affect any subsequent Default or impair any right consequent thereon.
     (c) Notwithstanding clause (a) of this Section 7.02, to the extent elected by the Company, except as provided in clauses (d) and (e) below, the sole remedy for an Event of Default relating to the failure by the Company to comply with the provisions of Section 5.02 of this Indenture shall, for the first 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive special interest (“Special Interest”) on the Securities at an annual rate equal to 0.50% of the principal amount of the Securities. Such Special Interest shall be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which such Special Interest began to accrue on the Securities. Special Interest shall accrue on all Outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the provisions of Section 5.02 shall first occur to but not including the 365th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 365th day (or earlier, if the Event of Default relating to the failure to comply with Section 5.02 is cured or waived prior to such 365th day), such Special Interest shall cease to accrue and, if the Event of Default relating to the failure to comply with Section 5.02 shall not have been cured or waived prior to such 365th day, the Securities shall be subject to acceleration as provided in this Section 7.02. Delivery by the Company of any report or other information required to be filed or otherwise delivered by it pursuant to Section 5.02 shall constitute a cure of any failure to file or otherwise deliver such report pursuant to Section 5.02. The provisions of this paragraph shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company shall not elect to pay Special Interest upon an Event of Default resulting from the failure of the Company to comply with the provisions of Section 5.02, the Securities shall be subject to acceleration as provided above in this Section 7.02.
     If the Company shall elect to pay Special Interest in connection with an Event of Default relating to its failure to comply with the requirements of Section 5.02, (1) the Company shall notify all Holders and the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default shall first occur, and (2) all references herein to interest accrued or payable as of any date shall include any Special Interest accrued or payable as of such date as provided in this Section 7.02.
     (d) Subject to clause (g) of this Section 7.02, if, at any time during the six-month period beginning on, and including, the date which is six months after the Issue Date and ending on the date which is the one-year anniversary of the Issue Date, the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities, the Company shall pay additional interest (“Additional Interest”) on the Securities which shall accrue on the Securities at a rate of 0.25% per annum of the principal amount of Securities outstanding for each day during such period for which the Company’s failure to file, or the failure of the Securities to be freely tradable, as described above, has occurred and is continuing, which rate shall be increased by an additional 0.25% per annum following the 90th day on which such Additional Interest has commenced accruing, provided that the rate at which such Additional Interest under this Section 7.02(d) accrues may in no event exceed 0.50% per annum; and provided further that the Company shall have 14 calendar days, in the aggregate, to cure any such late filings or failures of the Securities to be freely tradable before any such Additional Interest shall accrue.
     (e) Following the one-year anniversary of the Issue Date, if, and for so long as, the restrictive legend on the Securities has not been removed in accordance with Section 2.07 or Section 2.18 or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities, the Company shall pay Additional Interest on the Securities which shall accrue on the Securities at a rate of 0.25% per annum of the principal amount of Securities outstanding for each day after the one-year anniversary of the Issue Date of any Securities until the restrictive legend on the Securities has been removed and the Securities are otherwise freely tradable by Holders other than the Company’s Affiliates without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities, which rate shall be increased by an additional 0.25% per annum following the 90th day on which such Additional Interest has commenced accruing, provided that the rate at which such Additional Interest under this Section 7.02(e) accrues may in no event exceed 0.50% per annum; and provided further that the Company shall have 14 calendar days, in the aggregate, to remove the restricted securities legend or otherwise cause the Securities to be freely tradeable before any such Additional Interest shall accrue.
     (f) Additional Interest payable in accordance with Sections 7.02(d) and/or 7.02(e) shall be payable in arrears on each Interest Payment Date for the Securities following accrual in the same manner as regular interest on the Securities. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in this Section 7.02.
     (g) Notwithstanding the foregoing, if the Company is required to pay Additional Interest pursuant to this Section 7.02, the Company shall have the right, in its sole discretion, to designate an effective shelf registration statement for the resale by the Holders of the Securities or, to the extent permitted by applicable U.S. securities laws, consummate a registered exchange offer for the Securities. Additional Interest shall not accrue for each day on which such registration statement remains effective and usable by Holders for the resale of the Securities or following consummation of such exchange offer, as applicable. Any such registration or exchange offer shall be effected on terms customary for securities generally offered in reliance upon Rule 144A under the Securities Act.

     Section 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if:
     (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days,
     (b) default is made in the payment of (i) the principal of any Security at the Stated Maturity thereof or (ii) the Fundamental Change Purchase Price of any Security required to be purchased on any Fundamental Change Purchase Date, or
     (c) default is made in the payment of the Conversion Reference Value of any Security when required to be paid pursuant to Section 4.02 and such default continues for a period of 15 days, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and Conversion Reference Value and Fundamental Change Purchase Price and, to the extent that payment of such interest shall be legally enforceable, interest upon overdue principal and installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in any Guarantee or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, subject however to Section 7.12. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.
     Section 7.04. Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be nec-

essary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 7.05. Trustee May Enforce Claims Without Possession of Securities.
     All rights of action and claims under this Indenture, the Securities or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
     Section 7.06. Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article 7 or otherwise on behalf of the Holders or the Trustee pursuant to this Article 7 or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article 7 and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, Conversion Reference Value, Fundamental Change Purchase Price or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee (or any predecessor trustee) under Section 8.07;
     SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal, Conversion Reference Value, Fundamental Change Purchase Price and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, Conversion Reference Value, Fundamental Change Purchase Price and interest; and

     THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.
     Section 7.07. Limitation on Suits.
     No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
     (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee a reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
     (d) the Trustee for 15 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and
     (e) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in principal amount of the Outstanding Securities;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Security, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.
     Section 7.08. Unconditional Right of Holders To Receive Payment and To Cash Convert.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, interest or Fundamental Change Purchase Price, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture (whether upon repurchase or otherwise), and to cash convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to cash convert in accordance with Article 4, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
     Section 7.09. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceed-

ing, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 7.10. Rights and Remedies Cumulative.
     No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 7.11. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 7.12. Control by Holders.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:
     (a) such direction shall not be in conflict with any rule of law or with this Indenture, expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein; and
     (b) subject to the provisions of Section 315 of the TIA (which shall be applicable hereunder), the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     Section 7.13. Waiver of Past Defaults.
     Subject to Section 7.08, the Holders of a majority in aggregate principal amount of the Securities then Outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of or any accrued but unpaid interest on any Security or Fundamental Change Purchase Price, an uncured failure by the Company to cash convert any Securities, or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases to exist.
     Section 7.14. Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforce-

ment of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of purchase pursuant to Article 3 hereof, on the Fundamental Change Purchase Date) or for the enforcement of its right to cash convert its Securities in accordance with Article 4.
     Section 7.15. Remedies Subject to Applicable Law.
     All rights, remedies and powers provided by this Article 7 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.
ARTICLE 8
TRUSTEE
     Section 8.01. Duties of Trustee.
     (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;
     (b) Except during the continuance of an Event of Default:
     (1) the Trustee undertakes to perform those duties and only those duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this clause (c) does not limit the effect of clause (b) or (d) of this Section 8.01;

     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;
     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;
     (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c), (d) and (f) of this Section 8.01; and
     (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.
     Section 8.02. Notice of Default.
     Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other Persons that would be or are entitled to receive reports in accordance with Section 313(c) of the TIA, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or interest on any Security or the failure to deliver amounts owing upon cash conversion of a Security in accordance with the provisions of Article 4 or in the failure to pay any Fundamental Change Purchase Price, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.
     Section 8.03. Certain Rights of Trustee.
     Subject to the provisions of Section 8.01 hereof:
     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in re-

spect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) the Trustee shall not be charged with knowledge of or be deemed to have notice of any Default or Event of Default with respect to the Securities unless written notice of such Default or Event of Default shall have been received by the Trustee at its Corporate Trust Office from the Company or any Holder of Securities, and such notice references this Indenture and the Securities;
     (i) the permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee;
     (j) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;
     (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including each Agent), custodian and other Person employed to act hereunder;
     (l) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person author-

ized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and
     (m) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.
     (n) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit).
     Section 8.04. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.
     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
     Section 8.05. Trustee and Agents May Hold Securities; Collections; Etc.
     The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent and, subject to the requirements that would be or are applicable pursuant to TIA Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.
     Section 8.06. Money Held in Trust.
     All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.
     Section 8.07. Compensation and Indemnification of Trustee and Its Prior Claim.
     The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct. The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 8.07 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 8.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and, together with the lien referred in the next sentence, shall survive the satisfaction and discharge, and termination for any reason, of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee. To secure the Company’s obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money and property held or collected by the Trustee, other than money or property held in trust for the payment of principal of or interest on particular Securities.
     “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
     Without prejudice to its other rights hereunder, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01(a)(9) or Section 7.01(a)(10), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.
     Section 8.08. Conflicting Interests.
     The Trustee shall comply with the provisions of Section 310(b) of the TIA. For purposes of Section 310(b)(1) of the TIA and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the 1.25% Convertible Notes due 2012 issued pursuant to the indenture dated as of March 7, 2007, among the Company, the guarantors named therein, and The Bank of New York Mellon (formerly The Bank of New York), as trustee, or any indenture or indentures pursuant to which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in said Section 310(b)(1) are met. If the TIA is then required by law or the rules and regulations of the SEC to be applicable to this Indenture, nothing herein shall preclude the Trustee from making the application referred to in the penultimate paragraph of Section 310(b) of the TIA.
     Section 8.09. Trustee Eligibility.
     There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under TIA Section 310(a) and which shall have a combined capital and surplus of at least $50,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such cor-

poration shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article 8.
     Section 8.10. Resignation and Removal; Appointment of Successor Trustee.
     (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article 8 shall become effective until the acceptance of appointment by the successor trustee under Section 8.11.
     (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 8.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or of any removal of the Trustee as hereinafter provided, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.
     (c) The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.
     (d) If at any time:
     (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,
     (2) the Trustee shall cease to be eligible under Section 8.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company may remove the Trustee, or (ii) subject to Section 7.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (e) If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 8.11. If, within 60 days after such removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so ap-

pointed shall forthwith upon its acceptance of such appointment become the successor trustee. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 7.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.
     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the register of the Registrar. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.
     Section 8.11. Acceptance of Appointment by Successor.
     (a) Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 8.07 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder, subject nevertheless to its lien provided for in Section 8.07, and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, trusts and duties. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.
     (b) No successor trustee with respect to the Securities shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of TIA Section 310(a) and this Article 8 and shall have a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09.
     (c) Upon acceptance of appointment by any successor trustee as provided in this Section 8.11, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 8.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.
     Section 8.12. Merger, Conversion, Consolidation or Succession to Business.
     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under TIA Section 310(a) and this Article 8 and shall have a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 8.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 8.13. Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein, including, if the TIA does not then apply to this Indenture, as if the TIA then applied to this Indenture.
     Section 8.14. Reports by Trustee.
     (a) Within 60 days after June 15 of each year commencing with the first June 15 after the issuance of Securities, the Trustee, if so required under the TIA, including, if the TIA does not then apply to this Indenture, as if the TIA then applied to this Indenture, shall transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such June 15 in accordance with and with respect to the matters required by TIA Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), including, if the TIA does not then apply to this Indenture, as if the TIA then applied to this Indenture, a brief report in accordance with and with respect to the matters required by TIA Section 313(b)(2).
     (b) A copy of each report transmitted to Holders pursuant to this Section 8.14 shall, at the time of such transmission, be mailed to the Company and filed with each national securities exchange, if any, upon which the Securities are listed and if the TIA shall then apply to this Indenture, also with the SEC. The Company will notify the Trustee promptly if the Securities are listed on any national securities exchange.
ARTICLE 9
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 9.01. Satisfaction and Discharge of Indenture.
     (a) This Indenture shall cease to be of further force and effect (except as to any surviving rights of cash conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:
     (1) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 2.04) have been delivered to the Trustee for cancellation; or
     (2) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, whether on the Final Maturity Date or a Fundamental Change Purchase Date, upon cash conversion or otherwise, provided that
     (i) the Company has deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates), immediately available funds, in trust for the purpose of and in an amount sufficient to pay and discharge all indebtedness and obligations related to such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit and/or for the payment of amounts due upon cash conversion;
     (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (iii) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.
     (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the Trustee under Section 8.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 9.01(a), the provisions of Sections 2.03, 2.04, 2.06, 2.07, 2.08, 2.13, 2.18 and 5.01 and this Article 9 shall survive until the Securities have been paid in full.
     Section 9.02. Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 2.04, all United States dollars deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of and interest on, and Conversion Reference Value and Fundamental Change Purchase Price with respect to, the Securities for whose payment such United States dollars have been deposited with the Trustee.
     Section 9.03. Reinstatement.
     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company has made any payment of the principal of or interest on, or Fundamental Change Purchase Price or Conversion Reference Value in respect of, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 10
AMENDMENTS; SUPPLEMENTS AND WAIVERS
     Section 10.01. Without Consent of Holders.
     The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Guarantees without notice to or consent of any Holder of a Security for the purpose of:
     (a) evidencing a successor to the Company or any Guarantor and the assumption by that successor of the Company or such Guarantor’s obligations under this Indenture, the Securities and the Guarantees;
     (b) adding to the covenants of the Company or the Guarantors for the benefit of the Holders or surrendering any right or power conferred upon the Company or a Guarantor;
     (c) securing the obligations of the Company or a Guarantor in respect of the Securities;
     (d) evidencing and providing for the acceptance of the appointment of a successor trustee in accordance with Article 8;
     (e) if required by the requirements of the SEC, to comply with such requirements in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by this Indenture or otherwise;
     (f) providing for changes contemplated by this Indenture if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s property and assets occurs or otherwise complying with the provisions of this Indenture in the event of a merger, consolidation or transfer of assets (including the provisions of Section 4.10 and Article 6);
     (g) adding guarantees with respect to the Securities or releasing a Guarantor in accordance with the terms of this Indenture;
     (h) increasing the Conversion Reference Rate in accordance with the terms of the Securities;
     (i) curing any ambiguity, omission, mistake, defect or inconsistency in this Indenture; or
     (j) making any change that will not adversely affect the rights of the Holders in any material respect; provided that any action to conform the terms of this Indenture to the description of the Securities contained in the final offering memorandum, dated September 9, 2008, relating to the Securities shall not be deemed to be adverse to the Holders.
     Section 10.02. With Consent of Holders.
     (a) The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities and the Guarantees with the consent of the Holders of at least a majority in aggregate prin-

cipal amount of the Outstanding Securities. However, without the written consent of each Holder affected, an amendment or supplement may not:
     (1) alter the manner of calculation or rate of accrual of interest on any Security, reduce the rate of interest on any Security or extend the time of payment of any installment of interest on any Security;
     (2) change the Stated Maturity of the principal of any Security;
     (3) make any of the Securities payable in money or securities other than that stated in the Securities;
     (4) reduce the principal amount or Fundamental Change Purchase Price or Conversion Reference Value payable with respect to any of the Securities;
     (5) make any change that adversely affects the rights of a Holder to cash convert any of the Securities in any material respect;
     (6) make any change that adversely affects the rights of Holders to require the Company to purchase Securities at the option of Holders in any material respect;
     (7) change the provisions in this Indenture that relate to modifying or amending this Indenture or waiving any past Default or Event of Default;
     (8) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of this Indenture; or
     (9) impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the cash conversion of any Security.
     (b) Without limiting the provisions of Section 10.02(a) hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company or any Guarantor with the restrictive provisions of this Indenture, and (ii) waive any past Default or Event of Default under this Indenture and its consequences, except an uncured failure to pay when due the principal amount, accrued and unpaid interest, or the Fundamental Change Purchase Price, if any and as applicable, or to deliver amounts due upon cash conversion, with respect to the Securities, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.
     (c) Upon delivery to the Trustee of a Company Request, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, if required, the Trustee shall, subject to Section 10.03, join with the Company and each applicable Guarantor in the execution of such supplemental indenture.
     (d) It shall not be necessary for any Act of Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture but it shall be sufficient if such Act shall approve the substance thereof.

     Section 10.03. Execution of Supplemental Indentures and Agreements.
     In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 12.04, and (subject to Section 8.01 and Section 8.03(a) hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of such supplemental indenture, agreement or instrument, or acceptance of any such additional trust, is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument, or accept any such additional trusts, which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 10.04. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 10.05. Conformity with Trust Indenture Act.
     To the extent required by the rules and regulations of the SEC, every supplemental indenture executed pursuant to this Article 10 shall conform to the requirements of the TIA as then in effect.
     Section 10.06. Reference in Securities to Supplemental Indentures.
     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and each applicable Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
     Section 10.07. Notice of Supplemental Indentures.
     Promptly after the execution by the Company, any applicable Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 10.02, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 12.02, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
ARTICLE 11
NOTE GUARANTEES
     Section 11.01. Guarantees.
     (a) Each Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Securities and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that (i) the principal of and interest on, and Fundamental Change Purchase Price and Conversion Reference Value with respect to, the Securities will be paid in full when due, whether at the Final Maturity Date or a Fundamental Change Purchase Date or upon cash conversion of the Securities, by acceleration or otherwise (including the amount that would become due but for the operation of any automatic stay provision of any Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed or observed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be paid in full when due or performed or observed in accordance with the terms of the extension or renewal, whether at the Final Maturity Date or a Fundamental Change Purchase Date or upon a cash conversion of the Securities, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.03 hereof.
     Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
     (b) Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to Securities except by complete performance of the obligations contained therein, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or interest on, or Fundamental Change Purchase Price or Conversion Reference Value with respect to, such Security, whether at the Final Maturity Date or a Fundamental Change Purchase Date or upon cash conversion of the Securities, by acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 11, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 hereof for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 7 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.
     (d) Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     (e) To evidence its Guarantee, each Guarantor hereby agrees that a Notation of Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer or other duly authorized representative of such Guarantor on each Security authenticated and delivered to the Trustee and that this Indenture or a supplemental indenture to this Indenture in substantially the form of Exhibit C hereto will be executed on behalf of such Guarantor by one of its Officers or another duly authorized representative. Each Guarantor hereby agrees that its Guarantee will remain in full force and effect notwithstanding any failure to endorse on each Security a Notation of Guarantee. The delivery of any Security by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Notation of Guarantee set forth in this Indenture by the Guarantors.
     Section 11.02. Severability.
     In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 11.03. Limitation of Liability.
     Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Article 11, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.
     Section 11.04. Contribution.
     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor under a Guarantee, such Guarantor will be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.
     Section 11.05. Subrogation.
     Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 11.01; provided, however, that if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Securities shall have been paid in full.
     Section 11.06. Reinstatement.
     Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 11.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.
     Section 11.07. Release of a Guarantor.
     Notwithstanding the foregoing, each Guarantee by a Guarantor of the Securities shall be, and shall provide by its terms that it is automatically and unconditionally released and discharged (i) upon any sale, exchange, transfer or other disposition (including by way of merger or consolidation) of the Capital Stock of such Guarantor, following which the Company and its Subsidiaries cease to own at least a majority of the Voting Stock of such Guarantor, which transaction is in compliance with the terms of this Indenture, (ii) if such Subsidiary ceases (or would cease after giving effect to the release of such Guarantee and any concurrent release pursuant to any other agreement relating to Indebtedness of the Company) to be a guarantor of the Company’s obligations under the Senior Credit Facility, any other Credit Facility Debt or any Capital Markets Debt (other than by reason of a payment under a guarantee of any such debt by any Subsidiary following an occurrence and during the continuance of an event of default under such debt) or (iii) payment in full of all principal and interest on the Securities.
     Section 11.08. Benefits Acknowledged.
     Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its respective Guarantee and waiver pursuant to its respective Guarantee is knowingly made in contemplation of such benefits.
ARTICLE 12
MISCELLANEOUS
     Section 12.01. Conflict with Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with any provision of the TIA or another provision which is required to be included in this Indenture by any of the provisions of the TIA, the provision or requirement of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

     Section 12.02. Notices.
     Any demand, authorization notice, request, consent or communication shall be given in writing and mailed by first-class mail, postage prepaid, or delivered by recognized overnight courier addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:
If to the Company, to:
Mylan Inc.
1500 Corporate Drive
Canonsburg, PA 15317
Attention: Kristin Kolesar, Vice President and Global Associate General Counsel
Facsimile No.: (724) 514-1871
or at any other address previously furnished in writing to the Trustee by the Company, with a copy to:
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Attention: Timothy G. Massad, Esq.
Facsimile No.: (212) 474-3700
if to the Trustee, to:
THE BANK OF NEW YORK MELLON
101 Barclay Street, 8W
New York, New York 10286
Attention: Corporate Trust Division — Corporate Finance Unit
Facsimile No.: (212) 815-5707
or at any other address previously furnished in writing to the Holders or the Company or any other obligor on the Securities by the Trustee.
     Such notices or communications shall be effective only when actually received.
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the register kept by the Primary Registrar, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or by any other manner deemed acceptable to the Trustee. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Per-

son entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.
     If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar and Paying Agent.
     Section 12.03. Disclosure of Names and Addresses of Holders.
     Holders may communicate in accordance with TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with TIA Section 312(b). The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312.
     Section 12.04. Compliance Certificates and Opinions.
     (a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture and as may be requested by the Trustee, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     (b) Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that the Person signing such certificate or opinion has read and understands such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of such Person, such condition or covenant has been complied with.

     Section 12.05. Acts of Holders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 12.05.
     (b) The ownership of Securities shall be proved by the register maintained by the Primary Registrar.
     (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee or any Paying Agent, or the Company or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.
     (d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.
     (f) If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

     (g) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.
     Section 12.06. Benefits of Indenture.
     Nothing in this Indenture or in the Securities or the Guarantees, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 12.07. Legal Holidays.
     In any case where any Interest Payment Date, Fundamental Change Purchase Date, Final Maturity Date or required cash conversion date of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest, principal or Fundamental Change Purchase Price or the Conversion Reference Value need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Fundamental Change Purchase Date, Final Maturity Date or required cash conversion date, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Fundamental Change Purchase Date, Final Maturity Date or the required cash conversion date, as the case may be, to the next succeeding Business Day.
     Section 12.08. Governing Law; Waiver of Trial by Jury.
     THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.
     Section 12.09. No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 12.10. No Personal Liability of Directors, Officers, Employees and Stockholders.
     No director, officer, employee, stockholder, incorporator or agent of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Securities, the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability.
     Section 12.11. Successors and Assigns.
     All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

     Section 12.12. Multiple Counterparts.
     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.
     Section 12.13. Separability Clause.
     In case any provision in this Indenture or in the Securities or Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 12.14. Schedules and Exhibits.
     All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.
     Section 12.15. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Very truly yours, MYLAN INC.
By:	/s/ Edward J. Borkowski
	Name:	Edward J. Borkowski
	Title:	Chief Financial Officer

BERTEK INTERNATIONAL, INC.
By:	/s/ Kristin Kolesor
	Name:	Kristin Kolesor
	Title:	Authorized Signatory

DEY, INC.
By:	/s/ Kristin Kolesor
	Name:	Kristin Kolesor
	Title:	Authorized Signatory

DEY, L.P.
By:	/s/ Kristin Kolesor
	Name:	Kristin Kolesor
	Title:	Authorized Signatory

DEY LIMITED PARTNER, INC.
By:	/s/ Kristin Kolesor
	Name:	Kristin Kolesor
	Title:	Authorized Signatory

EMD, INC.
By:	/s/ Kristin Kolesor
	Name:	Kristin Kolesor
	Title:	Authorized Signatory

MLRE LLC
By:	/s/ Edward J. Borkowski
	Name:	Edward J. Borkowski
	Title:	Authorized Signatory

MP AIR, INC.
By:	/s/ Krishn Kolesar
	Name:	Krishn Kolesar
	Title:	Authoriged signatory

MYLAN BERTEK PHARMACEUTICALS INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Authoriged Signatory

MYLAN CARIBE, INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Authoriged Signatory

MYLAN DELAWARE INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Authoriged Signatory

MYLAN INC. (A DELAWARE SUBSIDIARY OF THE COMPANY)
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Authoriged Signatory

MYLAN LHC INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Authorized Signatory

MYLAN PHARMACEUTICALS INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Authorized Signatory

MYLAN TECHNOLOGIES, INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Authorized Signatory

UDL LABORATORIES, INC.
By:	/s/ Kristin Kolesar
	Name:	Kristin Kolesar
	Title:	Authorized Signatory

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Mary Miselis
	Name:	Mary Miselis
	Title:	Vice President

Exhibit A
[FORM OF FACE OF SECURITY]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1
THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.2

[1]	This paragraph should be included only if the Security is a Global Security.

[2]	This legend shall be deemed removed from the face of this Security without further action of the Company, the Trustee, or the holders of this Security at such time as the Company instructs the Trustee to remove such legend pursuant to Section 2.18 of the Indenture.

A-1

Mylan Inc.
3.75% Cash Convertible Notes Due 2015

No.	CUSIP: [3]
     Mylan Inc., a Pennsylvania corporation, promises to pay to                                          or registered assigns the principal amount of                                          dollars ($[                    ]) on September 15, 2015.
     This Security shall bear interest as specified on the other side of this Security. This Security is cash convertible as specified on the other side of this Security.
     Additional provisions of this Security are set forth on the other side of this Security.
Dated: _________________

[3]	At such time as the Company notifies the Trustee to remove the legend on this Security (other than the first paragraph thereof) pursuant to Section 2.18 of the Indenture, the CUSIP number for this Security shall be deemed to be the CUSIP No. inserted by the Trustee on this Security at such time on the following line:
CUSIP No. _________________.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MYLAN INC.
By:
Name:
Title:

Dated:
Trustee’s Certificate of Authentication:
This is one of the Securities referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]
Mylan Inc.
3.75% Cash Convertible Notes Due 2015
     1. Interest
     Mylan Inc., a Pennsylvania corporation (the “Company,” which term shall include any successor company under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 3.75% per annum. The Company shall pay interest semiannually on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing March 15, 2009. Interest payable on any Interest Payment Date shall include interest accrued from and including the immediately preceding Interest Payment Date (or if none, from and including September 15, 2008) to but excluding the relevant Interest Payment Date. Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any payment required to be made on a day that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such day and without any interest in respect of the delay. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal and interest at the rate of 3.75% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the day preceding the date payment of such amount, including interest thereon, has been made or duly provided for.
     Any reference herein to interest accrued or payable as of any date shall include any Special Interest or Additional Interest that may be payable in accordance with the provisions of Section 7.02 of the Indenture.
     2. Method of Payment
     The Company shall pay interest on this Security (except defaulted interest) to the Person who is the Holder of this Security at the close of business on March 1 or September 1, as the case may be (each, a “Regular Record Date”), next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     3. Paying Agent and Registrar
     Initially, The Bank of New York Mellon (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Affiliates may, subject to certain limitations set forth in the Indenture, act as Paying Agent.
     4. Indenture
     This Security is one of a duly authorized issue of Securities of the Company designated as its 3.75% Cash Convertible Notes Due 2015 (the “Securities”), issued under an Indenture, dated as of September 15, 2008 (together with any supplemental indentures thereto, the “Indenture”), among the Company, the Guarantors named therein and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of

1939, as amended (the “TIA”), as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and the TIA for a statement of them. The Securities are limited to $575,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.
     5. Purchase of Securities at Option of Holder upon a Fundamental Change
     Upon a Fundamental Change, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on the date specified by the Company in accordance with the provisions of Article 3 of the Indenture. The purchase price of any Securities so purchased shall equal 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date. If the Fundamental Change Purchase Date falls on a day that is after the Regular Record Date and on or prior to the Scheduled Trading Day following the corresponding Interest Payment Date, interest, accrued and unpaid hereon to, but not including, the applicable Fundamental Change Purchase Date, together with the interest due on the Securities to, but excluding, such Fundamental Change Purchase Date, will be paid to the Holder in whose name such Security is registered at the close of business on the Regular Record Date immediately preceding the applicable Fundamental Change Purchase Date.
     6. Cash Conversion
     The Securities are not convertible into shares of Common Stock or any other securities. Subject to and upon compliance with the provisions of the Indenture and upon the occurrence of the events specified in the Indenture, the Holder may surrender for cash conversion all or any portion of this Security that is in an integral multiple of $1,000. Upon cash conversion, the Holder shall be entitled to receive the consideration specified in the Indenture. The initial Conversion Reference Rate of the Securities shall be 75.0751 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in accordance with the provisions of Article 4 of the Indenture. If a Holder cash converts all or any portion of this Security in connection with the occurrence of certain Fundamental Change transactions, the Conversion Reference Rate shall be increased in the manner and to the extent described in Section 4.01(i) of the Indenture.
     Securities surrendered for cash conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment by the Holders of such Securities in funds to the Paying Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date; provided that no such payment need be made: (1) in connection with a conversion following the Regular Record Date preceding the Final Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the first Scheduled Trading Day following the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of cash conversion with respect to such Security.
     A Security in respect of which a Holder has submitted a Fundamental Change Purchase Notice may be cash converted only if such Holder validly withdraws such Fundamental Change Purchase Notice in accordance with the terms of the Indenture.

     7. Denominations, Transfer, Exchange
     The Securities are in registered form, without coupons, in minimum denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.
     8. Persons Deemed Owners
     The Holder of a Security may be treated as the owner of it for all purposes.
     9. Unclaimed Money
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company, subject to the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors.
     10. Amendment, Supplement and Waiver
     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived subject to certain exceptions with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding. Without the consent of or notice to any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities to, among other things, (x) cure any ambiguity, omission, mistake, defect or inconsistency or (y) make any other change that does not adversely affect the interests of the Holders in any material respect.
     11. Successor Entity
     When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor Person (except in certain circumstances specified in the Indenture) shall be released from those obligations.
     12. Defaults and Remedies
     An Event of Default shall occur upon the occurrence of any of the events specified in Section 7.01(a) of the Indenture. Subject to the provisions of Section 7.02(c) of the Indenture, if an Event of Default shall occur and be continuing with respect to the Securities (other than an Event of Default specified in clause (9) or (10) of Section 7.01(a) of the Indenture with respect to the Company), the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of and accrued interest on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal and interest shall become due and payable immediately. If an Event of Default specified in clauses (9) or (10) of Section 7.01(a) of the Indenture occurs and is continuing with respect to the Company, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.
     The Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul an acceleration and its consequences if: (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Outstanding Securities, (3) the principal of any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Defaults and Events of Default, other than the nonpayment of principal of and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereon.
     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may, in accordance with the provisions of the Indenture, withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest or to deliver amounts owing upon conversion) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.
     13. Trustee Dealings with the Company
     The Bank of New York Mellon, the initial Trustee under the Indenture, or any of its Affiliates, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.
     14. No Recourse Against Others
     No director, officer, employee, stockholder, incorporator or agent of the Company, as such, will have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability.
     15. Authentication
     This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.
     16. Abbreviations and Definitions
     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).
     All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.
     17. Guarantees; Reference to Indenture
     This Security will be entitled to the benefits of the Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
     18. Indenture To Control; Governing Law
     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Mylan Inc., 1500 Corporate Drive, Canonsburg, Pennsylvania 15317, Attention: Kristin Kolesar, Vice President and Global Associate General Counsel, Facsimile No. (724) 514-1871.

ASSIGNMENT FORM
     To assign this Security, fill in the form below:
I or we assign and transfer this Security to

Insert assignee’s soc. sec. or tax I.D. no.)

Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.
     [In connection with any transfer of the within Security occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Security, the undersigned confirms that such Security is being transferred:
     CHECK ONE BOX BELOW:
     (a)
1.	☐ to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), purchasing for its own account or for the account of a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A; or

2.	☐ to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act; or

3.	☐ pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder; or

4.	☐ pursuant to an effective registration statement under the Securities Act; and
     (b) in accordance with all applicable securities laws of the states of the United States.]

Your Signature:
Date: _____________________
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:
By: _______________________________

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CASH CONVERSION NOTICE
     To cash convert this Security, state the principal amount to be cash converted (must be $1,000 or an integral multiple of $1,000): $_____________.

Your Signature:
Date: _____________________
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:
By: _______________________________

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

A-1

FUNDAMENTAL CHANGE PURCHASE NOTICE
To: Mylan Inc.
     The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Mylan Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Purchase Price.

Date: _____________________
Signature(s)
Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
Signature Guaranty

Principal amount to be repurchased (in an integral multiple of $1,000, if less than all): ___________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

A-2

SCHEDULE OF EXCHANGES OF SECURITIES
     The following exchanges, purchases or conversions of a part of this Global Security have been made:

Notation Stating
and Explaining
	Authorized	Change	Principal Amount
	Signatory of	in Principal Amount	of This Global
Date	Securities Custodian	Recorded	Security

A-3

Exhibit B
[FORM OF NOTATION OF GUARANTEE]
     Subject to and in accordance with the terms of Article 11 of the Indenture, each of the undersigned (collectively, the “Guarantors”) has unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”), (i) the due and punctual payment of the principal of and interest on, and Fundamental Change Purchase Price or Conversion Reference Value on, the Securities when they become due, whether at the Final Maturity Date, a Fundamental Change Purchase Date or upon cash conversion, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance and observance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 11 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     No past, present or future shareholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, employee or incorporator. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.
     Each Holder of a Security by accepting such Security agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.
     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.
     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.
     In the case of any conflict between the provisions of this Notation of Guarantee and the Indenture, the provisions of the Indenture shall control. This Notation of Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.
[SIGNATURE PAGE FOLLOWS]

BERTEK INTERNATIONAL, INC.
By:
Name:
Title:

DEY, INC.
By:
Name:
Title:

DEY, L.P.
By:
Name:
Title:

DEY LIMITED PARTNER, INC.
By:
Name:
Title:

EMD, INC.
By:
Name:
Title:

MLRE LLC
By:
Name:
Title:

MP AIR, INC.
By:
Name:
Title:

MYLAN BERTEK PHARMACEUTICALS INC.
By:
Name:
Title:

MYLAN CARIBE, INC.
By:
Name:
Title:

MYLAN DELAWARE INC.
By:
Name:
Title:

MYLAN INC. (A DELAWARE SUBSIDIARY OF THE COMPANY)
By:
Name:
Title:

MYLAN LHC INC.
By:
Name:
Title:

MYLAN PHARMACEUTICALS INC.
By:
Name:
Title:

MYLAN TECHNOLOGIES, INC.
By:
Name:
Title:

UDL LABORATORIES, INC.
By:
Name:
Title:

Exhibit C
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY FUTURE GUARANTORS
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , 20___, among                      (the “Guaranteeing Subsidiary”), a                      corporation, the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to herein (the “Trustee”).
WITNESSETH
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 15, 2008, providing for the issuance of 3.75% Cash Convertible Notes Due 2015 (the “Notes”);
     WHEREAS, the Indenture provides that under the circumstances specified therein that the Guaranteeing Subsidiary shall fully and unconditionally guarantee the Company’s obligations under the Notes and the Indenture in accordance with the provisions set forth in Article 11 of the Indenture; and
     WHEREAS, pursuant to the provisions of Section 10.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company and the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby provides a Guarantee in respect of the Securities on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof.
     3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes or any Guarantee by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and this Guarantee.
     4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE AND THE WITHIN GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

C-1

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
     7. THE TRUSTEE. The Trustee makes no representations as to, and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of, this Supplemental Indenture or for or in respect of the recitals contained herein, or the within Guarantee all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

[NAME OF OTHER GUARANTORS]
By:
Name:
Title:

By:
Name:
Title:

MYLAN INC.
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, AS TRUSTEE
By:
Name:
Title:

C-2

Exhibit D
The Bank of New York Mellon
101 Barclay Street, 8W
New York, New York 10286
Attention: Corporate Trust Division — Corporate Finance Unit
Re: Restricted Securities Legend Removal
Restricted CUSIP:
Dear Sir/Madam:
     Whereas the 3.75% Cash Convertible Notes due 2015 (the “Securities”) of Mylan Inc. (the “Company”) have become freely tradable without restriction under the U.S. securities laws by non-affiliates of the Company pursuant to Rule 144 under the Securities Act of 1933, as amended, in accordance with Section 2.18 of the indenture (the “Indenture”) dated as of September 15, 2008 between the Company, the Bank of New York Mellon, as Trustee (the “Trustee”), and the guarantors party thereto pursuant to which the Securities were issued, the Company hereby instructs you that:
(i)	the restrictive securities legend described in Section 2.07(g) of the Indenture and set forth on the Securities shall be deemed removed from the Global Securities (as defined in the Indenture) in accordance with the terms and conditions of the Securities and as provided in the Indenture, without further action on the part of Holders; and

(ii)	the restricted CUSIP number for the Securities shall be deemed removed from the Global Securities and replaced with the unrestricted CUSIP number _________, in accordance with the terms and conditions of the Securities and as provided in the Indenture, without further action on the part of holders.
     Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

Very truly yours, Mylan Inc.
By:
Name:
Title*:

•	The signatory must be an Officer of the Company.

D-1